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Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

2000 AVENUE OF THE STARS

Los Angeles, California 90067-4732

________

TEL: (213) 687-5000

FAX: (213) 687-5600

www.skadden.com

August 20, 2026

Assembly Biosciences, Inc. Two Tower Place, 7th Floor South San Francisco, California 94080

Re: Assembly Biosciences, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) on the date hereof, relating to the registration by the Company of an aggregate of (i) 1,200,000 shares (the “2018 Plan Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), for issuance pursuant to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan, effective as of May 30, 2018 (the “2018 Original Plan”), as amended by Amendment No. 1 to the 2018 Original Plan, effective as of May 17, 2019 (the “2018 Plan Amendment No. 1”), as further amended by the Omnibus Amendment to the 2018 Original Plan, effective as of March 11, 2020 (the “Omnibus Amendment”), as further amended by Amendment No. 3 to the 2018 Original Plan, effective as of June 11, 2020 (the “2018 Plan Amendment No. 3”), as further amended by Amendment No. 4 to the 2018 Original Plan, effective as of May 20, 2021 (the “2018 Plan Amendment No. 4”), as further amended by Amendment No. 5 to the 2018 Original Plan, effective as of May 25, 2022 (the “2018 Plan Amendment No. 5”), as further amended by Amendment No. 6 to the 2018 Original Plan, effective as of May 25, 2023 (the “2018 Plan Amendment No. 6”), and as further amended by the Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan, effective as of May 29, 2024 (the “Amended and Restated 2018 Plan”), as further amended by Amendment No. 1 to the Amended and Restated 2018 Plan, effective as of June 5, 2025 (the “Amended and Restated 2018 Plan Amendment No. 1”), as further amended by Amendment No. 2 to the Amended and Restated 2018 Plan, effective as of June 5, 2025 (the “Amended and Restated 2018 Plan Amendment No. 2”) and as further amended by Amendment No. 3 to the Amended

895807.02E-LACSR01A - MSW

Assembly Biosciences, Inc.

August 20, 2026

and Restated 2018 Plan, effective as of June 4, 2026 (the “Amended and Restated 2018 Plan Amendment No. 3” and the 2018 Original Plan, as amended by the 2018 Plan Amendment No. 1, the Omnibus Amendment, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4, the 2018 Plan Amendment No. 5, the 2018 Plan Amendment No. 6, the Amended and Restated 2018 Plan, the Amended and Restated 2018 Plan Amendment No. 1, the Amended and Restated 2018 Plan Amendment No. 2 and the Amended and Restated 2018 Plan Amendment No. 3, the “2018 Plan”), and (ii) 290,000 additional shares (the “2018 ESPP Shares” and, together with the 2018 Plan Shares, the “Plan Shares”) of Common Stock for issuance pursuant to the Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “2018 Original ESPP”), as further amended by the Assembly Biosciences, Inc. Amended and Restated 2018 Employee Stock Purchase Plan (the “Amended and Restated 2018 ESPP”), as further amended by the Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (the “Second Amended and Restated 2018 ESPP”), as further amended by the Amendment No. 1 to the Second Amended and Restated 2018 Employee Stock Purchase Plan (the “Second Amended and Restated 2018 ESPP Amendment No. 1”) and as further amended by the Amendment No. 2 to the Second Amended and Restated 2018 Employee Stock Purchase Plan (the “Second Amended and Restated 2018 ESPP Amendment No. 2” and the 2018 Original ESPP, as amended by the Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP Amendment No. 1 and the Second Amended and Restated 2018 ESPP Amendment No. 2, the “2018 ESPP”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of a certificate, dated the date hereof, of John Gunderson, Vice President, General Counsel and Corporate Secretary of the Company (the “Secretary’s Certificate”);

(c) copies of the Company’s (i) Third Amended and Restated Certificate of Incorporation, as amended, and certified pursuant to the Secretary’s Certificate as being in effect to May 31, 2018, (ii) Fourth Amended and Restated Certificate of Incorporation, and certified pursuant to the Secretary’s Certificate as being in effect from May 31, 2018 to June 11, 2020, (iii) Fifth Amended and Restated Certificate of Incorporation, and certified pursuant to the Secretary’s Certificate as being in effect from June 11, 2020 to May 25, 2022, (iv) Sixth Amended and Restated Certificate of Incorporation, and certified pursuant to the Secretary’s Certificate as being in effect from May 25, 2022 to February 9, 2024, and (v) Sixth Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of the date hereof (the “Current Charter”), and certified pursuant to the Secretary’s Certificate as being in effect from February 9, 2024 and as of the date hereof;

Assembly Biosciences, Inc.

August 20, 2026

(d) a copy of the Company’s (i) Amended and Restated Bylaws and certified pursuant to the Secretary’s Certificate as being in effect as of April 8, 2016 to January 24, 2018, (ii) Amended and Restated Bylaws and certified pursuant to the Secretary’s Certificate as in being effect from January 24, 2018 to August 6, 2019, (iii) Amended and Restated Bylaws, as amended, and certified pursuant to the Secretary’s Certificate as being in effect from August 6, 2019 to June 12, 2020, (iv) Amended and Restated Bylaws, and certified pursuant to the Secretary’s Certificate as being in effect from June 12, 2020 to January 22, 2021, (v) Amended and Restated Bylaws, and certified pursuant to the Secretary’s Certificate as being in effect from January 22, 2021 to December 7, 2022, (vi) Amended and Restated Bylaws, and certified pursuant to the Secretary’s Certificate as being in effect from December 7, 2022 to December 12, 2024 and (vii) Amended and Restated Bylaws and certified pursuant to the Secretary’s Certificate as being in effect since December 12, 2024 and as of the date hereof (the “Current Bylaws”);

(e) copies of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate;

(f) the report of the inspector of elections of each of the 2018 Annual Meeting of the Stockholders of the Company, the 2019 Annual Meeting of Stockholders of the Company, the 2020 Annual Meeting of the Stockholders of the Company, the 2021 Annual Meeting of the Stockholders of the Company, the 2022 Annual Meeting of the Stockholders of the Company, the 2023 Annual Meeting of the Stockholders of the Company, the 2024 Annual Meeting of the Stockholders of the Company, the 2025 Annual Meeting of the Stockholders of the Company and the 2026 Annual Meeting of the Stockholders of the Company, as applicable, reflecting approval of the 2018 Original Plan, the 2018 Plan Amendment No. 1, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4, the 2018 Plan Amendment No. 5, the 2018 Plan Amendment No. 6, the Amended and Restated 2018 Plan, the Amended and Restated 2018 Plan Amendment No. 1, the Amended and Restated 2018 Plan Amendment No. 2, the Amended and Restated 2018 Plan Amendment No. 3, the 2018 Original ESPP, the Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP Plan Amendment No. 1 and the Second Amended and Restated 2018 ESPP Plan Amendment No. 2, respectively, each certified pursuant to the Secretary’s Certificate;

(g) copies of the 2018 Original Plan, the 2018 Plan Amendment No. 1, the Omnibus Amendment, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4, the 2018 Plan Amendment No. 5, the 2018 Plan Amendment No. 6, the Amended and Restated 2018 Plan, the Amended and Restated 2018 Plan Amendment No. 1, the Amended and Restated 2018 Plan Amendment No. 2 and the Amended and Restated 2018 Plan Amendment No. 3;

(h) copies of the 2018 Original ESPP, the Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP, the Second Amended and Restated 2018 ESPP Amendment No. 1 and the Second Amended and Restated 2018 ESPP Amendment No. 2; and

(i) the forms of award agreements under each of the 2018 Plan and the 2018 ESPP.

Assembly Biosciences, Inc.

August 20, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Current Charter.

In rendering the opinions stated herein, we have also assumed that: (i) an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Plan Shares has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Plan Shares or other awards are granted pursuant to the 2018 Plan and the 2018 ESPP will be consistent with the 2018 Plan and the 2018 ESPP, respectively, and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Plan Shares delivered pursuant to the 2018 Plan and the 2018 ESPP shall not be less than the per share par value of the Plan Shares.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued, delivered and paid for in accordance with the terms of the 2018 Plan or the 2018 ESPP, as applicable, and, in either case, the respective award agreement, the Plan Shares will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that the issuance of the Plan Shares does not and will not (a) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the DGCL), or (b) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Current Charter and the Current Bylaws although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in

Assembly Biosciences, Inc.

August 20, 2026

such instruments) and that the Company will continue to have sufficient authorized shares of Common Stock, and the Company’s authorized capital stock is as set forth in the Current Charter and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP